AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 1998

                                                       REGISTRATION NO. 333-____

 ===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        LUND INTERNATIONAL HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   41-1568618
                      (I.R.S. Employer Identification No.)

                 911 LUND BOULEVARD, ANOKA MN              55303
           (Address of Principal Executive Offices)      (Zip Code)

                        LUND INTERNATIONAL HOLDINGS, INC.
                  1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)

        WILLIAM J. MCMAHON, PRESIDENT, LUND INTERNATIONAL HOLDINGS, INC.
                       911 LUND BOULEVARD, ANOKA, MN 55303
                     (Name and Address of Agent for Service)

                                 (612) 576-4200
           Telephone Number, Including Area Code, of Agent For Service

                                   Copies to:
                               MARK S. WEITZ, ESQ.
                             JEFFREY L. COTTER, ESQ.
              LEONARD, STREET AND DEINARD PROFESSIONAL ASSOCIATION
                             150 SOUTH FIFTH STREET
                                   SUITE 2300
                              MINNEAPOLIS, MN 55402
                                 (612) 335-1500

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                                           Proposed       Proposed
                                                                            Maximum       Maximum
                                                             Amount        Offering      Aggregate      Amount of
          Title of Securities To Be Registered                To Be        Price Per      Offering    Registration
                                                           Registered      Share(1)       Price(1)       Fee(1)
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value per share, issuable under
the Lund International  Holdings, Inc. 1992 Non-Employee     60,000         $12.00      $720,000.00     $2,441.00
Director Stock Option Plan
-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the last reported sale for such stock on February 11, 1998, as reported by the Nasdaq National Market System.

REGISTRATION OF ADDITIONAL SECURITIES

         This Registration Statement is being filed by Lund International Holdings, Inc. (the "Registrant") pursuant to General Instruction E to the Registration Statement on Form S-8 under the Securities Act of 1933, as amended, to register an additional 60,000 shares of the Registrant's common stock, $.10 par value per share ("Common Stock"), which will be issued pursuant to the Registrant's 1992 Non-Employee Director Stock Option Plan (the "Plan"). A total of 40,000 shares of Common Stock issuable under the Plan have been previously registered pursuant to the Registrant's Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission on November 8, 1995 (Registration No. 33-64083), and the information contained therein is incorporated hereby by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

             The documents listed below are incorporated herein by reference. All documents subsequently filed by Lund International Holdings, Inc. (the "Registrant") pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of the Registrant's common stock, $.10 par value per share ("Common Stock"), offered pursuant to this Registration Statement have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

             (a) The Registrant's Definitive Schedule 14A (Proxy Statement) filed with the Securities and Exchange Commission (the "Commission") on September 29, 1997 (Commission File No. 0-16319), relating to the Company's Annual Meeting of Shareholders held on November 13, 1997;

             (b) The Registrant's Annual Report to Shareholders filed with the Commission on September 30, 1997, relating to the Company's Annual Meeting of Shareholders held on November 13, 1997;

             (c) The Registrant's Annual Report on Form 10-K (Commission File No. 0-16319) for the year ended June 30, 1997, filed with the Commission on September 29, 1997;

             (d) The Registrant's Report on Form 10-Q (Commission File No. 0-16319) for the fiscal quarter ended September 30, 1997, filed with the Commission on October 30, 1997;

             (e) The Registration's Current Reports on Form 8-K (Commission File No. 0-16319), filed with the Commission on September 19, 1997, December 3, 1997 and January 14, 1998; and

             (f) The description of the Common Stock contained in the Registrant's Registration Statement filed on Form S-4 (Registration No. 33-16685), filed with the Commission on August 21, 1987, and as amended by Amendment Nos. 1 and 2, which were filed with the Commission on September 25, 1987, and October 7, 1987, respectively.

ITEM 8.      EXHIBITS.

             5.1          Opinion of Leonard, Street and Deinard, Professional
                          Association

             23.1 Consent of Leonard, Street and Deinard, Professional Association (included in Exhibit 5.1)

             23.2         Consent of Coopers & Lybrand L.L.P.

             23.3         Consent of KPMG Peat Marwick LLP

             24.1 Power of Attorney (included on the signature page of this Registration Statement)


                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anoka, State of Minnesota on this 12th day of February, 1998.

                                       LUND INTERNATIONAL HOLDINGS, INC.


                                       By /s/ William J. McMahon
                                       William J. McMahon
                                       Chief Executive Officer and
                                       President (Principal Executive Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. McMahon his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature            Title                                     Date
------------------------------   --------------------------------------    ---------------------------
/s/ William J. McMahon                                                     February 12, 1998
------------------------------
William J. McMahon               Chief Executive Officer, President and
                                 Director (Principal Executive Officer)

/s/ Jay M. Allsup                                                          February 12, 1998
------------------------------
Jay M. Allsup                    Chief Financial Officer (Principal
                                 Financial and Accounting Officer)

/s/ David E. Dovenberg                                                     February 12, 1998
------------------------------
David E. Dovenberg               Director


/s/ Ira D. Kleinman                                                        February 12, 1998
------------------------------
Ira D. Kleinman                  Director


/s/ Robert R. Schoeberl                                                    February 12, 1998
------------------------------
Robert R. Schoeberl              Director


/s/Dennis W.Vollmershausen                                                 February 12, 1998
------------------------------
Dennis W. Vollmershausen         Director


/s/ Harvey J. Wertheim                                                     February 12, 1998
------------------------------
Harvey J. Wertheim               Director


/s/ Lawrence C. Day
------------------------------
Lawrence C. Day                  Director                                  February 12, 1998


                            EXHIBIT INDEX TO FORM S-8


Exhibit Number       Description
--------------       -----------

     5.1             Opinion of Leonard, Street and Deinard, Professional
                     Association

     23.1 Consent of Leonard, Street and Deinard, Professional Association (included in Exhibit 5.1)

     23.2            Consent of Coopers & Lybrand L.L.P.

     23.3            Consent of KPMG Peat Marwick LLP

     24.1 Power of Attorney (included on the signature page of this Registration Statement)